EXHIBIT 99.2
NEWS RELEASE

Contact: Dollar Financial Corp.
Financial Dynamics Julie Prozeller/Grace Su
(212) 850-5600
FOR IMMEDIATE RELEASE
DOLLAR FINANCIAL CORP. LAUNCHES $350 MILLION PRIVATE OFFERING OF
SENIOR NOTES
BERWYN, Pennsylvania, December 1, 2009 — Dollar Financial Corp. (NASDAQ:DLLR — News), a leading international diversified financial services company primarily serving unbanked and under-banked consumers for nearly 30 years, today announced that, subject to market and other conditions, on December 2, 2009, its indirect wholly owned Canadian subsidiary, National Money Mart Company, intends to offer $350 million aggregate principal amount of senior notes (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be fully and unconditionally guaranteed, on a senior unsecured basis, by Dollar Financial Corp. and certain of its current and future direct and indirect wholly owned U.S. and Canadian subsidiaries. Dollar Financial Corp. intends to use a portion of the net proceeds of the offering to finance the previously announced acquisition by its wholly owned subsidiary, Dollar Financial Group, Inc., of Military Financial Services, LLC, and to prepay $100 million of its existing term loans pursuant to a proposed amendment and extension of its existing credit agreement. The remainder of the proceeds will be utilized for general corporate purposes, which could include funding additional growth opportunities. The Company expects to consummate the offering in December 2009.
The Notes will be offered only to qualified institutional buyers in reliance on an exemption from registration provided by Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act.
This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to
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whom, such an offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering circular.
About Dollar Financial Corp.
Dollar Financial Corp. is a leading diversified international financial services company primarily serving unbanked and under-banked consumers. Its customers are typically service sector individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. To meet the needs of these customers, the Company provides a range of consumer financial products and services primarily consisting of check cashing, short-term consumer loans, pawn lending, Western Union money order and money transfer products, currency exchange, gold buying, reloadable VISA® and MasterCard® branded debit cards, electronic tax filing, and bill payment services.
At September 30, 2009, the Company’s global store network consisted of 1,188 stores, including 1,032 company-operated financial services stores and 156 franchised and agent locations in the United States, Canada, United Kingdom, Republic of Ireland, and Poland. The financial services store network is the largest network of its kind in each of Canada and the United Kingdom and the second-largest network of its kind in the United States. The Company’s customers, many of whom receive income on an irregular basis or from multiple employers, are drawn to the convenient neighborhood locations, extended operating hours and high-quality customer service. The Company’s financial products and services, principally check cashing, money transfer, pawn lending and short-term consumer loan programs, provide immediate access to cash for living expenses or other needs. For more information, please visit the Company’s website at www.dfg.com.
Forward Looking Statement
This news release contains forward looking statements. There can be no assurances that the offering of the Notes will be completed as described herein or at all. Certain important factors could cause the Company not to issue the Notes, including the impact of changing economic or business conditions, unfavorable interest rates and other risk factors discussed from time to time in the reports filed by the Company with the Securities and Exchange Commission. You should not place any undue reliance on any forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.
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